Exhibit 24
POWER OF ATTORNEY
The undersigned does hereby constitute and appoint RICHARD D. PHILLIPS, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in name, place and stead, to sign the Annual Report of Kimball Electronics, Inc. on Form 10-K (and each amendment thereto, if any) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, for the fiscal year ended June 30, 2026, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact full power and authority to sign such document on behalf of the undersigned and to make such filing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the attorney-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Date: August 17, 2026

/s/ Gregory J. Lampert	/s/ Colleen C. Repplier
Gregory J. Lampert	Colleen C. Repplier

/s/ Robert J. Phillippy	/s/ Gregory A. Thaxton
Robert J. Phillippy	Gregory A. Thaxton

/s/ Holly A. Van Deursen	/s/ Michele A. M. Holcomb, PhD
Holly A. Van Deursen	Michele A. M. Holcomb, PhD

/s/ Tom G. Vadaketh
Tom G. Vadaketh